                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           AKAMAI TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                     04-3432319
(State or Other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                    Identification Number)

500 TECHNOLOGY SQUARE, CAMBRIDGE, MASSACHUSETTS           02139
(Address of Principal Executive Offices)                (Zip Code)

             SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               ROBERT O. BALL III
                       VICE PRESIDENT AND GENERAL COUNSEL
                           AKAMAI TECHNOLOGIES, INC.
                             500 TECHNOLOGY SQUARE
                              CAMBRIDGE, MA 02139
                    (Name and Address of Agent for Service)

                                 (617) 250-3000
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

                                     PROPOSED      PROPOSED
 TITLE OF                             MAXIMUM       MAXIMUM
SECURITIES               AMOUNT      OFFERING      AGGREGATE        AMOUNT OF
  TO BE                  TO BE         PRICE       OFFERING       REGISTRATION
REGISTERED             REGISTERED    PER SHARE      PRICE              FEE
-------------------------------------------------------------------------------

Common Stock, $.01     9,000,000     $65.09(1)   $585,810,000(1)   $154,653.84
par value                shares

-------------
(1) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on May 24, 2000.

                    STATEMENT OF INCORPORATION BY REFERENCE

     Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-89887, relating to the Registrant's Second Amended and Restated 1998 Stock Incentive Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on May 25, 2000.

                              AKAMAI TECHNOLOGIES, INC.

                              By: /s/ Robert O. Ball III
                                 -----------------------------------
                                 Robert O. Ball III
                                 Vice President, General Counsel and
                                 Secretary


                        POWER OF ATTORNEY AND SIGNATURES


     We, the undersigned officers and directors of Akamai Technologies, Inc. hereby severally constitute and appoint George H. Conrades, Paul Sagan and Robert O. Ball III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Akamai Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendment thereto.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

   SIGNATURE                         TITLE                             DATE
   ---------                         -----                             ----

/s/ George H. Conrades
------------------------    Chairman of the Board and Chief         May 25, 2000
George H. Conrades          Executive Officer (Principal
                            Executive Officer)

/s/ Timothy Weller
------------------------    Chief Financial Officer and             May 25, 2000
Timothy Weller              Treasurer (Principal Financial
                            Officer and Principal Accounting
                            Officer)

/s/ Arthur H. Bilger
------------------------    Director                                May 25, 2000
Arthur H. Bilger


/s/ Todd A. Dagres
------------------------    Director                                May 25, 2000
Todd A. Dagres


/s/ F. Thomson Leighton
------------------------    Director                                May 25, 2000
F. Thomson Leighton


------------------------    Director                                May --, 2000
Daniel M. Lewin


/s/ Terrance G. McGuire
------------------------    Director                                May 25, 2000
Terrance G. McGuire


------------------------    Director                                May --, 2000
Edward W. Scott

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                               DESCRIPTION
--------                              -----------

4.1(1)       Certificate of Incorporation of the Registrant, as amended.

4.2(1)       By-Laws of the Registrant, as amended.

4.3(1)       Specimen Certificate of Common Stock of the Registrant.

4.4          Second Amended and Restated 1998 Stock Incentive Plan.

5            Opinion of Hale and Dorr LLP.

23.1         Consent of Hale and Dorr LLP (included in Exhibit 5).

23.2         Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney (included in the signature pages of this Registration Statement).

------------
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-85679).